Exhibit 4.1

THE PROGRESSIVE CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION, as

Trustee

TENTH SUPPLEMENTAL INDENTURE

4.125% Senior Notes due 2047

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of April 6, 2017, between THE PROGRESSIVE CORPORATION, an Ohio corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer entered into an Indenture dated as of September 15, 1993 (as supplemented from time to time, the “Indenture”), with the First National Bank of Boston, in its capacity as Trustee, pursuant to which the Issuer may from time to time issue its unsecured debentures, notes and other evidences of indebtedness in one or more series; and

WHEREAS, the Issuer entered into a First Supplemental Indenture dated as of March 15, 1996, confirming the succession of State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Indenture; and

WHEREAS, the Issuer entered into a Second Supplemental Indenture dated as of February 26, 1999; and

WHEREAS, the Issuer entered into a Third Supplemental Indenture dated as of December 7, 2001; and

WHEREAS, the Issuer entered into a Fourth Supplemental Indenture dated as of November 21, 2002; and

WHEREAS, the Issuer entered into a Fifth Supplemental Indenture dated as of June 13, 2007 confirming the succession of U.S. Bank, as trustee under the Indenture; and

WHEREAS, the Issuer entered into a Sixth Supplemental Indenture dated as of August 22, 2011; and

WHEREAS, the Issuer entered into a Seventh Supplemental Indenture dated as of April 25, 2014; and

WHEREAS, the Issuer entered into an Eighth Supplemental Indenture dated as of January 26, 2015; and

WHEREAS, the Issuer entered into a Ninth Supplemental Indenture dated as of August 25, 2016; and

WHEREAS, Article Eight of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

WHEREAS, Section 8.1 of the Indenture provides that the Issuer, when authorized by its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture supplemental to the Indenture to add on to the covenants of the Issuer certain further covenants, restrictions, conditions or provisions, and to make such other provisions as such Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities.

NOW THEREFORE:

In consideration of the premises and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Integral Part. This Tenth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. General Definitions. For all purposes of this Tenth Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Tenth Supplemental Indenture; and

(c) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Tenth Supplemental Indenture.

SECTION 1.03. Definitions. The following definitions shall apply to this Tenth Supplemental Indenture:

“Consolidated Tangible Net Worth” means, at any date, the total assets appearing on the consolidated balance sheet of the Issuer and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles, less the sum of (a) the total liabilities appearing on such balance sheet and (b) intangible assets. “Intangible assets” means, for the purposes of this definition, the value, as shown on or reflected in such balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) unamortized debt discount and expense, less unamortized premium.

“Designated Securities” means the series of Securities designated by the Issuer as its “4.125% Senior Notes due 2047.”

“Designated Subsidiary” means (i) Progressive Casualty Insurance Company, an Ohio corporation, so long as it remains a subsidiary of the Issuer, (ii) any other consolidated subsidiary of the Issuer, the assets of which constitute 10% or more of the Total Assets, and (iii) any subsidiary that is a successor to all or substantially all of the business or properties of any such subsidiary.

“Depositary” shall have the meaning specified in Section 4.01.

“DTC” shall have the meaning specified in Section 4.01.

“Global Security” or “Securities” shall have the meaning specified in Section 4.01.

“Total Assets” means, at any date, the total assets appearing on the consolidated balance sheet of the Issuer and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles.

ARTICLE 2

ADDITIONAL COVENANTS

SECTION 2.01. Limitation on Liens. The Issuer will not, nor will it permit any Designated Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if (i) that indebtedness is secured by a pledge, mortgage, deed of trust or other lien on any shares of stock or indebtedness of any Designated Subsidiary (a “lien”), and (ii) the aggregate amount of the indebtedness so secured exceeds an amount equal to 15% of the Issuer’s Consolidated Tangible Net Worth, unless the Designated Securities are also secured equally and ratably with such other indebtedness. For purposes of this restriction, a “lien” will not include the pledge to, or deposit with, any state or provincial insurance regulatory authorities of any investment securities by the Issuer or any of its subsidiaries.

The foregoing restriction shall not apply to indebtedness secured by:

(a) Liens on any shares of stock or indebtedness of or acquired from a corporation merged or consolidated with or into, or otherwise acquired by, the Issuer or a Designated Subsidiary;

(b) Liens to secure indebtedness of a Designated Subsidiary to the Issuer or to another Designated Subsidiary, but only as long as such indebtedness is owned or held by the Issuer or a Designated Subsidiary; and

(c) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in (a) and (b).

SECTION 2.02. Consolidation, Merger, Sale, Conveyance and Lease. Clause (ii) of Section 9.1 of the Indenture is, with respect to the Designated Securities, amended to read as follows:

“(ii) immediately after giving effect to the transaction, no Event of Default exists.”

ARTICLE 3

REOPENING OF THE SERIES

SECTION 3.01. Reopening of the Series. The Issuer may at any time, without the consent of the holders of the Designated Securities, increase the principal amount of the Designated Securities.

ARTICLE 4

GLOBAL SECURITIES

SECTION 4.01. Global Securities. The Designated Securities shall be issued in the form of one or more global securities (“Global Securities”), which shall be deposited on behalf of the purchasers of the Designated Securities represented thereby with U.S. Bank National Association, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of DTC’s nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary.

SECTION 4.02. General. Each Global Security shall represent such portion of the outstanding Designated Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Designated Securities from time to time endorsed thereon.

The Trustee and any agent thereof shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of the Indenture relating to such Global Security (including the payment of principal and interest and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee or any agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any members of, or participants, in the Depositary (“Agent Members”) or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security. Notwithstanding the foregoing, nothing herein shall (1) prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. Subject to the foregoing, the registered Holder may grant proxies and otherwise authorize any Person to take any action which a Holder is entitled to take under the Indenture or the Designated Securities in accordance with the rules and procedures of such Depositary.

SECTION 4.03. Book Entry Provisions. Each Global Security shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and such certificate is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Designated Security that is issued in exchange for a Global Security but is not itself a Global Security.

A Global Security shall not be exchanged in whole or in part for a Designated Security registered, and no transfer of a Global Security in whole or in part shall be registered, in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Designated Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case, a successor Depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) the Issuer determines in its sole discretion to issue Designated Notes in exchange for a Global Security. Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Designated Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

Designated Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depositary shall designate.

ARTICLE 5

REDEMPTION OF THE DESIGNATED SECURITIES

SECTION 5.01. Notice of Redemption. Section 12.2 of the Indenture is, with respect to the Designated Securities, amended by deleting the words “If any or all of the outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers’ Certificate stating the date of redemption and the aggregate principal amount of Securities to be redeemed” from the fourth paragraph therein and substituting in lieu thereof the words “If any or all of the outstanding Designated Securities are to be redeemed, the Issuer will deliver to the Trustee, at least five (5) days prior to the date on which notice of such redemption is delivered to the holders of such Designated Securities (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate stating the date of redemption and the aggregate principal amount of Designated Securities to be redeemed.”

ARTICLE 6

MISCELLANEOUS PROVISIONS

SECTION 6.01. Applicability of this Tenth Supplemental Indenture. The provisions of this Tenth Supplemental Indenture will be applicable solely to the Designated Securities.

SECTION 6.02. Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Tenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 6.03. Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 6.04. Governing Law. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York.

SECTION 6.05. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture. The recitals contained herein are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first written above.

THE PROGRESSIVE CORPORATION

By:
Name: John P. Sauerland
Title: Vice President

Attest

By:
Name: Daniel P. Mascaro
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Steven J. Gomes
Title: Vice President

STATE OF OHIO	) ss:
COUNTY OF CUYAHOGA	)

On this         day of April, 2017, before me personally came John P. Sauerland, to me personally known, who, being by me duly sworn, did depose and say that he is an officer of THE PROGRESSIVE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public My commission expires:
[Notarial Seal]

COMMONWEALTH OF MASSACHUSETTS	) ss:
COUNTY OF SUFFOLK	)

On this         day of April, 2017, before me personally came Steven J. Gomes, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of SUFFOLK County, COMMONWEALTH OF MASSACHUSETTS; that he is an authorized officer of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

Notary Public My commission expires:
[Notary Seal]